Exhibit 99.1

For Immediate Release

SUPERVALU and Four Independent Grocery Retailers Begin Conversion of Several Twin Cities Rainbow Stores

•              Changeover of initial Rainbow stores underway, staggered openings planned over next two weeks

•              SUPERVALU Independent Business to grow

MINNEAPOLIS, July 9, 2014 — SUPERVALU INC. (NYSE: SVU), one of the nation’s leading grocery wholesalers, today announced that it has begun supplying the first of 18 Rainbow stores that are being acquired as part of the transactions that were announced May 7 between Roundy’s and a consortium of SUPERVALU and independent retailers.   Following the store conversions, SUPERVALU will supply all 18 of the acquired stores out of its Hopkins, Minnesota distribution center.

SUPERVALU along with four Twin Cities-based independent retailers — Jerry’s Enterprises, Haug Enterprises, Lund Food Holdings and Radermacher Enterprises — are expecting to complete the store conversions over the next two weeks.  As previously announced, ten of the 18 stores will become Cub Foods locations, two will operate as Byerly’s and the other six will remain Rainbow stores.

“I am very pleased that we are now adding these 18 stores to SUPERVALU’s distribution network and that we are expanding our supplier relationship with a group of very strong independents and longtime customers of our Independent Business segment.   We expect these fine retailers will serve the Twin Cities better than ever with an expanded store base” said Sam Duncan, SUPERVALU president and chief executive officer.  “Each of these independent retailers, along with Cub, are longtime grocers who know this market and their customers and are actively involved in their stores and communities.”

The 10 new Cub Foods will be located at:

•                  Chaska — 200 Pioneer Trail

•                  Lakeville — 17756 Kenwood Trail

•                  Minneapolis (Lagoon) — 1104 Lagoon Ave.

•                  Minneapolis (Quarry) — 1540 New Brighton Blvd.

•                  Plymouth (6th Avenue) — 10200 6th Ave. North

•                  Roseville (includes stand-alone liquor store) — 1201 Larpenteur Ave.

•                  St. Louis Park (includes stand-alone liquor store) — 5370 16th Street W.

•                  St. Paul (Arcade) — 892 Arcade Street

•                  Eagan — 1276 Town Centre Drive

•                  Oakdale — 7053 10th Street North

The six Rainbow stores will be located at:

•                  Minneapolis (Lake Street) — 2919 26th Ave. South

•                  Plymouth (Plymouth Station) — 16705 County Road 24

•                  Richfield — 140 West 66th Street

•                  West St. Paul — 1660 Robert Street South

•                  Maplewood — 2501 White Bear Ave.

•                  St. Paul (Midway) — 1566 University Ave. West

The two new Byerly’s stores will be located at:

•                  Eden Prairie — 970 Prairie Center Drive

•                  Woodbury (includes stand-alone liquor store) — 7050 Valley Creek Plaza

Store conversions at the Minneapolis (Lagoon), St. Paul (Arcade) and St. Louis Park locations began Monday and opened today, July 9.  The remaining stores are expected to transition on a staggered basis over the next two weeks.

About Cub Foods

Cub Foods offers customers the freshest produce, widest selection and food expertise throughout the store to meet their everyday grocery needs. In addition to innovative local, ethnic and organic food sections, Cub Foods stores offer shoppers multiple in-store services including fresh bakery, full-service deli and meat departments, pharmacy and banking. Cub Foods, based in Stillwater, Minnesota, was established in 1968 as one of the nation’s first discount grocery stores. Cub Foods was purchased in 1980 by SUPERVALU and operates 67 corporately-owned and franchised stores in Minnesota and Illinois. For company news and information, follow us on Twitter at @CubFoods and Facebook at www.facebook.com/Cub, or visit our website at Cub.com.

About SUPERVALU INC.

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,339 stores composed of 1,819 independent stores serviced primarily by the Company’s food distribution business, 1,330 Save-A-Lot stores, of which 948 are operated by licensee owners; and 190 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC and New Albertson’s Inc., disruption of information technology systems, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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